CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-266271, 333-268563, 333- 274788, and 333-284318 on Form S-3 and Registration Statement Nos. 333-288042, 333-264996 and 333-284584 on Form S-8 of our reports dated February 27, 2026, relating to the financial statements of TeraWulf Inc. and subsidiaries and the effectiveness of TeraWulf Inc. and subsidiaries' internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025. /s/ Deloitte & Touche LLP Houston, Texas February 27, 2026